RAPIDTRON (TM)


Steve Meineke
Meineke LLC
3 White Cliff
Laguna Niguel, CA 92677



                                December 29, 2003

     Re:  Repayment of Debt

Dear Steve:

     This letter memorializes your agreement with Rapidtron, Inc. (the "Company") to accept 30,603 shares of common stock of the Company (the "Stock") as a full satisfaction and accord of the debt owed to you of $30,603, as partial payment of accrued fees through 1/1/2003.

     By signing below, you acknowledge receipt of a copy of the Company's most recent annual report on form 10-KSB for the year 2002 and the interim quarterly reports on 10-QSB for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, our current report on Form 8-K, the filed with the SEC on May 19, 2003, our amended current report on Form 8-K/A, filed with the SEC on June 5, 2003, and our current report on Form 8-K filed with the SEC on July 15, 2003.

     By signing below, you acknowledge that the Stock is being issued to you in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933 and is therefore restricted stock as that term is defined in Rule 144 promulgated by the SEC under the Securities Act of 1933. You agree not to sell or otherwise transfer the stock for at least one (1) year and only as otherwise in accordance with Rule 144, except pursuant to a valid registration of the resale of the Stock.

     By signing below, you acknowledge that you understand your investment in the Company involves a high degree of risk and is suitable only for investors of substantial means who have no immediate need for liquidity of the amount invested, and that such investment involves a risk of loss of all or a substantial part of such investment. You further understand and acknowledge that its investment in the Company involves various other risks. By signing below, you are representing and warranting that you have adequate means of providing for your current financial needs and contingencies, are able to bear the substantial economic risks of an investment in the Company for an indefinite period of time, have no need for liquidity in such investment, and, at the present time, could afford a complete loss of your investment.

BY SIGNING BELOW AND ACCEPTING THE STOCK, YOU HEREBY WAIVE ANY AND ALL CLAIMS YOU MAY HAVE AGAINST THE COMPANY FOR PARTIAL ACCRUED FEES OR PAYMENT THROUGH 1/1/2003, INCLUDING ANY CLAIMS RELATED TO THE TIMING OF PAYMENT OF AND AMOUNT OF SUCH SALARY OR PAYMENTS, AND YOU ACCEPT THE STOCK AS A FULL SETTLEMENT OF ALL CLAIMS RELATED TO SPECIFIED ACCRUED SALARY PER YOUR EMPLOYMENT OR ENGAGEMENT BY THE COMPANY THROUGH 1/1/2003.



             RAPIDTRON Inc.3151 Airway Avenue, Building Q, CA 92626
                        tel 949.798.0652 fax 949.474.4550

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                                 RAPIDTRON (TM)


Letter Agreement
December 29, 2003
Meineke LLC


     If you agree with the foregoing, please sign below and return a copy to me by fax today and the original by overnight delivery.

                                   Sincerely,

                                   /s/ John Creel
                                   John Creel, President




ACKNOWLEDGED AND AGREED:


/s/ Steve Meineke
------------------------------
Steve Meineke





             RAPIDTRON Inc.3151 Airway Avenue, Building Q, CA 92626
                        tel 949.798.0652 fax 949.474.4550

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